Exhibit 10.1

RECORD AND RETURN TO:	CROSS-REFERENCE TO:
Catherine S. Moore	Deed Book 47335, Page 0739
Holt, Ney, Zatcoff & Wasserman, LLP	Deed Book 48485, Page 74
100 Galleria Parkway	Deed Book 48835, Page 217
Suite 600	Deed Book 49606, Page 272
Atlanta, Georgia 30339-5947
Note to Clerk of Court: This agreement, which is entered into at the indulgence of the creditor, amends, renews and extends a note evidencing short-term indebtedness and the security instrument securing such note. All principal of the note as amended, renewed and extended by this agreement is due within three (3) years from the date of this agreement. Accordingly, no intangible recording tax is due in connection with the recording of this agreement. See O.C.G.A. § 48-6-65(a) and Intangible Recording Tax Rules/Regulations 560-11-8-.03(4), 560-11-8-.03(4)(b), 560-11-8-.03(4)(c) and 560-11-8-.04.
FOURTH CONSOLIDATED AMENDATORY AGREEMENT
($8,175,000 Loan)
THIS FOURTH CONSOLIDATED AMENDATORY AGREEMENT (this “Agreement”) made and entered into as of the 21st day of June, 2010 (the “Effective Date”), by and among ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as “Borrower”), ROBERTS REALTY INVESTORS, INC., a Georgia corporation (hereinafter referred to as “Guarantor”) and WELLS FARGO BANK, N.A., a national banking association, successor by merger to Wachovia Bank, National Association (hereinafter referred to as “Lender”).
W I T N E S S E T H:
WHEREAS, Borrower has heretofore executed and delivered to Lender that certain Promissory Note dated as of December 6, 2006, in the face amount of EIGHT MILLION ONE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($8,175,000.00) with interest thereon (hereinafter referred to as the “Note”); and
WHEREAS, Guarantor has heretofore executed and delivered to Lender that certain Guaranty Agreement dated December 6, 2006 (herein referred to as the “Guaranty”), which guarantees the full and prompt payment and performance of all obligations of Borrower under the Note, the Security Deed (as defined below), the Property Rights Assignment (as defined below) and all other documents evidencing, securing or pertaining to the Note (collectively the “Loan Documents”) and all other indebtedness of Borrower to Lender; and

WHEREAS, Borrower has heretofore executed and delivered to Lender that certain Deed to Secure Debt and Assignment of Rents dated as of December 6, 2006, recorded in Deed Book 47355, page 0739, Records of the Clerk of Superior Court of Gwinnett County, Georgia (herein referred to as the “Security Deed”) for the purpose of securing the payment of the indebtedness evidenced by the Note and any and all other indebtedness of Borrower to Lender; and
WHEREAS, Borrower has heretofore executed and delivered to Lender that certain Assignment of Permits, Licenses, Sewer and Water Rights, Agreements, Approvals, Fees and Deposits dated as of December 6, 2006 (herein referred to as the “Property Rights Assignment “) for the purpose of further securing the payment of the indebtedness evidenced by the Note and any and all other indebtedness of Borrower to Lender; and
WHEREAS, the parties hereto did amend the Note, the Security Deed, and the other Loan Documents by First Consolidated Amendatory Agreement dated as of December 6, 2007, recorded in Deed Book 48485, page 74, aforesaid records (the “First Amendment”); and
WHEREAS, the parties hereto did amend the Note, the Security Deed, and the other Loan Documents by Second Consolidated Amendatory Agreement and Agreement Regarding Cross-Default and Cross-Collateralization of Loans dated as of April 28, 2008, but effective as of March 31, 2008, recorded in Deed Book 48835, Page 217, aforesaid records (the “Second Amendment); and
WHEREAS, the parties hereto did amend the Note, the Security Deed, and the other Loan Documents by Third Consolidated Amendatory Agreement dated as of July 17, 2009, recorded in Deed Book 49606, Page 272, aforesaid records (the “Third Amendment; as used in this Agreement, the terms “Note”, “Security Deed”, “Property Rights Assignment”, “Guaranty” and “Loan Documents” means each of such documents as amended by the First Amendment, the Second Amendment and the Third Amendment); and
WHEREAS, Borrower has asked Lender to extend the term of the Note and to amend the Note, the Security Deed, the Property Rights Assignment and the other Loan Documents accordingly (and to provide for other terms and conditions); and
WHEREAS, Lender desires that Guarantor acknowledge and consent to the foregoing and the modification of the documents described herein and that Guarantor ratify and confirm its obligation as a guarantor of Borrower’s obligations and liabilities under the Note and the other Loan Documents.
NOW THEREFORE, for and in consideration of the premises and the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Borrower, Guarantor and Lender hereby agree as follows:
1. Acknowledgment and Modification of Note.
1.1
Borrower acknowledges that the loan evidenced by the Note (the “Loan”) has been fully funded and that the amount of the Loan remaining to be disbursed is $0.00. Borrower further acknowledges that as of the date of this Agreement the outstanding principal balance of the Note is Eight Million One Hundred Seventy-Five Thousand and 00/100 Dollars ($8,175,000.00).

1.2
Borrower hereby acknowledges that Lender is closing the modification of the Loan evidenced by this Agreement prior to receipt of an updated written appraisal prepared in conformance with the requirements of the Comptroller of the Currency covering the real property securing the Loan. Lender has ordered such appraisal, and upon receipt, such appraisal must confirm to the satisfaction of Lender that the outstanding principal balance of the Note as a percentage of the fair market value of the real property securing the Loan (after adjustment for senior liens and regular and special tax assessments) as of the Effective Date does not exceed FIFTY PERCENT (50%) (“Loan-to-Value Percentage”). In the event the outstanding principal balance of the Note exceeds the Loan-to-Value Percentage, then within five (5) days of written demand from Lender, Borrower shall pay down the outstanding principal balance of the Note such that said Loan-to-Value Percentage is satisfied. The valuation date of such appraisal shall be within thirty (30) days of the Effective Date.

1.3
Borrower acknowledges that the maturity date of the Note is July 31, 2010. Borrower and Lender have agreed that the maturity date of the Note is extended to July 31, 2011. In consideration for this extension, Borrower is herewith paying to Lender a fully earned, non-refundable loan extension fee in the amount of $20,437.50.

1.4
For the period from and after the Effective Date, the fourth and eighth paragraphs on the first page of the Note entitled INTEREST RATE and REPAYMENT TERMS shall be restated in their entirety to read as follows:

INTEREST RATE. Interest shall be charged on the outstanding principal balance (as applicable, “Interest Rate”), as determined by Bank prior to the commencement of each Interest Period (defined below), at a rate equal to the greater of (x) three percent (3.00%) per annum plus the Monthly LIBOR Index Rate (defined below) or (y) the LIBOR Floor (defined below).
Interest shall be calculated daily on the basis of the actual number of days elapsed over a 360 day year. The applicable Interest Rate shall remain in effect, subject to the provisions hereof, from and including the first day of the Interest Period to and excluding the last day of the Interest Period for which it is determined. For purposes hereof, the following terms shall have the following meanings:

“Interest Period” means, initially, the period commencing on (and including) June 21, 2010, and ending on (but excluding) the first Payment Date (as hereinafter defined), and thereafter, each period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the next Payment Date, provided, (i) any Interest Period that would otherwise end on (but exclude) a day which is not a New York business day shall be extended to the next succeeding New York business day, and (ii) any Interest Period that would otherwise extend past the Maturity Date shall end on (but exclude) the Maturity Date.
“LIBOR Floor” shall mean a rate of five percent (5.00%).
“Monthly LIBOR Index Rate” means a rate per annum for U.S. dollar deposits for a one (1) month maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation).
REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on July 6, 2010, and continuing on the same day of each month thereafter (each, a “Payment Date”) until fully paid. In any event, all principal and accrued interest shall be due and payable on July 31, 2011.”
1.5	The Note may be prepaid at any time, in whole or in part, without penalty or premium.

1.6	Except as specifically modified and amended, all of the terms, conditions and provisions of the Note shall remain in full force and effect.
2. Modification of Security Deed. The Security Deed is hereby modified and amended as follows:
2.1	All references in the Security Deed to July 31, 2010 as the maturity date of the Note are hereby deleted and substituted in lieu thereof shall be the date July 31, 2011.

2.2
The Security Deed is hereby amended by adding to the property described on Exhibit “A” thereof the property described on Exhibit “A-1” attached hereto and made a part hereof by reference (the “Additional Property”). Borrower’s grant of security title, a security interest and a lien upon the Additional Property is made and intended to secure the payment of the Obligations (as defined in the Security Deed). For the avoidance of doubt, all terms, provisions, representations, warranties, indemnities and covenants of the Security Deed made with respect to the property described on Exhibit “A” thereof shall be deemed to apply to the Additional Property as if the Additional Property had always been subject to the Security Deed.

Borrower hereby restates the granting language in the Security Deed for the Additional Property, with all defined terms having the meaning ascribed to them in the Security Deed:
To secure the Obligations, and in consideration of the premises and other consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does grant and convey unto Bank (for itself and its affiliates), its successors and assigns, in fee simple, all of Grantor’s right, title and interest now owned or hereafter acquired in and to each of the following: (i) all those certain tracts of land in the County of Gwinnett, State of Georgia described on Exhibit “A-1” attached hereto and made part hereof (the “Additional Land”; the Additional Land shall be deemed to be a part of the “Land”, as defined and described in the Security Deed); (ii) all buildings and improvements now or hereafter erected on the Additional Land; (iii) all fixtures attached to the Additional Land or any buildings or improvements situated thereon; and (iv) all estates, rights, tenements, hereditaments, privileges, rents, issues, profits, easements, and appurtenances of any kind benefiting the Additional Land; all means of access to and from the Additional Land, whether public or private; and all water and mineral rights.
2.3	The Security Deed is amended by adding the additional covenants, agreements and provisions set forth in Exhibit “B” attached hereto to the Security Deed.

2.4	Except as specifically modified and amended, all of the terms, conditions and provisions of the Security Deed shall remain in full force and effect.
3. Modification of Property Rights Assignment. The Property Rights Assignment is hereby modified and amended as follows:
3.1
The Property Rights Assignment is hereby amended by adding to the Land described on Exhibit “A” thereof the Additional Property. Borrower’s grant and collateral assignment of all its right, title and interest in and to all permits, agreements, approvals, deposits and rights of any kind with respect to the Additional Property is made and intended to secure the payment of the Obligations. For the avoidance of doubt, all terms, provisions, representations, warranties, indemnities and covenants of the Property Rights Assignment made with respect to the Land described on Exhibit “A” thereof shall be deemed to apply to the Additional Property as if the Additional Property had always been subject to the Property Rights Assignment.

Borrower hereby restates the granting language in the Property Rights Assignment for the Additional Property, with all defined terms having the meaning ascribed to them in the Property Rights Assignment:
Borrower hereby grants and collaterally assigns to Bank, its successors and assigns, all of its right, title and interest in and to all permits, agreements and approvals that Borrower has obtained or will obtain from all Governmental Authorities with respect to all those certain tracts of land in the County of Gwinnett, State of Georgia described on Exhibit “A-1” attached hereto and made part hereof (the “Additional Land”; the Additional Land shall be deemed to be a part of the “Land”, as defined and described in the Property Rights Assignment) and all deposits deposited with or paid to or to be deposited with or paid to such Governmental Authorities or to the issuers of such permits and approvals, as security for the payment and performance of Borrower’s obligations under the Loan Documents, including but not limited to all Permits and Deposits.
3.2	Except as specifically modified and amended, all of the terms, conditions and provisions of the Property Rights Assignment shall remain in full force and effect.
4. Modification of Loan Documents. The Loan Documents are hereby modified and amended as follows:
4.1
The terms “Note” and “Security Deed” and any term referring to the Property Rights Assignment, as such terms may be used in the Loan Documents, shall mean the Note, the Security Deed or the Property Rights Assignment, as modified and amended hereby.

4.2	The terms “Land”, “Property” and similar terms used in the Loan Documents to refer to the property securing repayment of the Loan shall be deemed to include the Additional Property.

4.3
The Loan Documents are hereby further amended by substituting for the Lender’s address for notices wherever such address appears the following address: “Wells Fargo Bank, National Association, 171 17th Street, NW, 100 Building, 6th Floor, Mail Code GA 4506, Atlanta, Georgia 30363, Attention: Margaret Beveridge.”

4.4	Except as specifically modified and amended, all of the terms, conditions and provisions of the Loan Documents shall remain in full force and effect.

5. Modification of Guaranty. The Guaranty is hereby modified and amended as follows:
5.1	The terms “Note” and “Loan Documents” as such terms may be used in the Guaranty shall mean the Note and the Loan Documents, as modified and amended hereby.

5.2	Except as specifically modified and amended, all of the terms, conditions and provisions of the Guaranty shall remain in full force and effect.
6. Limitations on Transfers Involving Borrower and Guarantor. Borrower and Guarantor hereby acknowledge and agree that notwithstanding anything to the contrary contained in the Guaranty, the Security Deed or the other Loan Documents, Lender may, in its sole discretion, declare the Obligations (as defined in the Security Deed) immediately due and payable if at any time prior to final repayment of the Obligations, (i) Guarantor ceases to be the sole general partner of Borrower or (ii) if a sale or transfer of a majority or controlling interest of the partnership interests or corporate stock of Borrower or Guarantor occurs (whether in one transaction or a series of transactions).
7. Interest Reserve Account. In connection with and as a condition precedent to the closing of the modification of the Loan contemplated by this Agreement, Borrower shall deposit Three Hundred Ninety-Six Thousand Six Hundred Eighty-Nine and 50/100 Dollars ($396,689.50) in the Interest Reserve Account (as defined in the Third Amendment). All such funds shall be held, disbursed and otherwise dealt with pursuant to Section 7 of the Third Amendment.
8. Acknowledgement and Representations. To induce Lender to execute, deliver and perform this Agreement, Borrower and Guarantor acknowledge, represent and warrant to Lender (a) that the Note and other Loan Documents, as amended hereby, are in full force and effect and constitute valid and enforceable obligations of Borrower and Guarantor, as of this date, free from any defenses, set-off, claims, counterclaims or causes of action of any kind or nature whatsoever by Borrower against Lender or any of Lender’s directors, officers, employees, agents or attorneys; (b) that, after giving effect to this modification, no Default (as defined in the Security Deed) or event that with the passage of time or giving of notice would constitute a Default under the Loan Documents has occurred; (c) that all representations and warranties contained in the Loan Documents are true and correct in all material respects as of this date, all necessary action to authorize the execution and delivery of this Agreement and the other documents executed in connection with the modification of the Loan (collectively, the “Loan Modification Documents”) have been taken, and this Agreement is a modification of an existing obligation and is not a novation; (d) that this Agreement is not being made or entered into with the actual intent to hinder, delay or defraud any entity or person, and after giving effect to the indebtedness and obligations, direct and contingent, represented by the Loan Documents, as amended by this Agreement and the other Loan Modification Documents, and the consummation of the transactions contemplated thereby and hereby, and Borrower and Guarantor are able to, and anticipate that they will be able to, meet their debts as they mature and have adequate capital to conduct the business in which they are or propose to be engaged; (e) that the financial statements of Borrower and Guarantor delivered to Lender in connection herewith are true, correct and complete in all material respects, have been prepared in accordance with sound accounting principles consistently applied, fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof, and to the best of Borrower’s and Guarantor’s knowledge, there has been no material change of Borrower’s or Guarantor’s financial condition from the financial condition of Borrower or Guarantor (as the case may be) indicated in such financial statements; (f) no action or proceeding, including, without limitation, a voluntary or involuntary petition in bankruptcy under any chapter of the Federal Bankruptcy Code or an attempt to take advantage of any other debtor relief law, has been instituted or threatened by or against Borrower or Guarantor; (g) the execution, delivery and performance by Borrower and Guarantor of their obligations under this Agreement and the other Loan Modification Documents will not violate or result in a breach or constitute a default under any agreements to which Borrower or Guarantor is a party, under any organizational or governing documents, or under any law, regulation or order or decree of any court or other governmental instrumentality; (h) the Note, as amended by this Agreement, is not subject to any credits, charges, claims or rights of offset or deduction of any kind or character whatsoever; and (i) this Agreement and the other Loan Modification Documents constitute the legal, valid and binding obligations of Borrower and Guarantor enforceable in accordance with their terms, free from any defenses and claims of offset.
9. Ratification by Borrower. Borrower ratifies and affirms all of its obligations under the Note, the Security Deed, the Property Rights Assignment and the other Loan Documents, as modified and amended by this Agreement and the other Loan Modification Documents (as defined below).
10. Ratification and Consent by Guarantor. Guarantor hereby (i) ratifies and affirms all its obligations under the Guaranty; (ii) acknowledges, represents and warrants that its Guaranty constitutes the valid and enforceable obligation of Guarantor, as of this date, free from any defenses and claims of offset; and (iii) consents to the execution by Borrower of the modification and amendment of the Note, Security Deed, the Property Rights Assignment and Loan Documents as set forth herein.
11. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.
12. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the modification and amendment of the Note, Security Deed and Loan Documents and supersedes all prior agreements, understandings or negotiations with respect thereto.
13. Georgia Law; Time. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia. Time is of the essence of this Agreement
14. No Novation. Borrower, Lender and Guarantor hereby agree that this Agreement is not, and shall not be construed as, a novation of the Note or Security Deed, or the other Loan Documents.

15. No Setoffs or Defenses; Release.
(a) Borrower and Guarantor, for themselves and their respective partners, shareholders, officers, members, directors, and for their respective heirs, personal representatives, successors and assigns (collectively, the “Releasors”), acknowledge, agree and represent to Lender that none of them has any setoff, defense, claim or counterclaim under or with respect to the Loan Documents.
(b) Borrower and Guarantor, for themselves and the other Releasors, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, hereby fully release and discharge Lender, its affiliates, subsidiaries and parent corporations, the respective partners, officers, directors, shareholders, agents and employees of each of the foregoing, and their successors and assigns (collectively, the “Released Parties”), of and from any and all claims, counterclaims, defenses, setoffs, demands, actions, causes of action and damages that Borrower, Guarantor or any other Releasor may have had, may now have or may hereafter have against any one or more of the Released Parties arising under, by reason of, or in connection with any conduct, course of dealing, statement, act or omission on the part of any of the Released Parties that arose, occurred or accrued at any time prior to and through the time of delivery of this Agreement, including without limitation any such conduct, course of dealing, statement, act or omission related to (i) any of the Loan Documents, (ii) any of the indebtedness or obligations evidenced or secured thereby, or (iii) the administration or funding of the indebtedness or obligations evidenced or secured by the Note or other Loan Documents.
16. Renewal and Extension; Intangible Recording Tax. This Agreement, which is entered into at the indulgence of Lender, amends, renews and extends the Note, which is a note evidencing short-term indebtedness, and the Security Deed, which secures the Note. The Note originally evidenced short-term indebtedness, so no intangible recording tax was due or paid when the Security Deed was recorded. The Note and the Security Deed have been previously amended, renewed and extended by written agreement at the indulgence of Lender, and in connection with each such agreement all principal of the Note as amended, renewed and extended by such agreement has been due within three (3) years from the date of such agreement. Accordingly, no intangible recording tax has been due or paid in connection with any such agreement. All principal of the Note as amended, renewed and extended by this Agreement is due within three years from the date of this Agreement. For the foregoing reasons, no intangible recording tax is due in connection with the recording of this Agreement. See O.C.G.A. § 48-6-65(a) and Intangible Recording Tax Rules/Regulations 560-11-8-.03(4), 560-11-8-.03(4)(b), 560-11-8-.03(4)(c) and 560-11-8-.04.

17. Miscellaneous. Time is of the essence of this Agreement and all of the terms and provisions hereof. This Agreement shall be construed in accordance with and governed by the laws of the applicable state as originally provided in the Loan Documents, without reference to that state’s conflicts of law principles. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the other Loan Documents, as amended hereby. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN MODIFICATION DOCUMENTS, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. FINAL AGREEMENT. This Agreement and the other Loan Documents, as amended hereby, represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS AGREEMENT.
[Signatures commence on following page]

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed under seal as of the date first above written.

Signed, sealed and delivered	“BORROWER”
in the presence of:
ROBERTS PROPERTIES RESIDENTIAL, L.P.,
a Georgia limited partnership
/s/ Cheryl Boswell

Witness	By:	Roberts Realty Investors, Inc., a
Georgia corporation, its general partner
/s/ Natalie Bonta

Notary Public		By:	/s/ Charles R. Elliott

		Name:	Charles R. Elliott
My commission expires:		Title:	Chief Financial Officer

February 20, 2013

(NOTARIAL SEAL)
[Signatures continued on following page]

Signed, sealed and delivered	“GUARANTOR”
in the presence of:
ROBERTS REALTY INVESTORS, INC.,
a Georgia corporation
/s/ Cheryl Boswell

Witness	By:	/s/ Charles R. Elliott

	Name:	Charles R. Elliott
/s/ Natalie Bonta	Title:	Chief Financial Officer

Notary Public
(CORPORATE SEAL)
My commission expires:

February 20, 2013

(NOTARIAL SEAL)
[Signatures continued on following page]

Signed, sealed and delivered	“LENDER”
in the presence of:
WELLS FARGO BANK, N.A., a national
banking association, successor by merger to
/s/ Meg Beveridge	Wachovia Bank, National Association

Witness

	By:	/s/ Mary Lucy Lester

/s/ Charlena D. Stice	Name:	Mary Lucy Lester

Notary Public	Title:	Director

My commission expires:	(BANK SEAL)

December 8, 2013

(NOTARIAL SEAL)

EXHIBIT “A-1"
Legal Description of Additional Property
Tract Six — 0.442 acres (Burse)
ALL THAT TRACT OF LAND in Land Lot 301 of the 6th Land District of Gwinnett County, Georgia, described as follows:
TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the northwest right-of-way line of Peachtree Corners Circle (right-of-way varies) with the west right-of-way line of Medlock Bridge Road (100 foot right-of-way) if such rights-of-way were extended to form a point; running thence northwest along the west right-of-way line of Medlock Bridge Road 415.53 feet to an iron pin set at the TRUE POINT OF BEGINNING; from the TRUE POINT OF
BEGINNING as thus established, thence, leaving the west right-of-way line of Medlock Bridge Road, South 67 degrees 29 minutes 55 seconds West 175.00 feet to an iron pin set; thence North 16 degrees 32 minutes 05 seconds West 99.48 feet to a 1/2-inch rebar found; thence North 60 degrees 52 minutes 04 seconds East 181.02 feet to a 5/8-inch rebar found on the west right-of-way line of said Medlock Bridge Road; thence along the west right-of-way line of said Medlock Bridge Road South 15 degrees 17 minutes 48 seconds East 120.80 feet to the TRUE POINT OF BEGINNING, said tract containing approximately 0.442 acres and being designated Tract Six on that certain ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, National Association and Commonwealth Land Title Insurance Company prepared by Precision Planning, Inc., bearing the seal and certification of Randall W. Dixon, Georgia Registered Land Surveyor No. 1678, dated June 1, 2010, last revised June 18, 2010.
Tract Seven — 1.004 acres (Peachtree Corners Circle)
ALL THAT TRACT of land in Land Lot 301 of the 6th District, Gwinnett County, Georgia, described as follows:
TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the north right-of-way line of Peachtree Corners Circle (right-of-way varies) with the east right-of-way line of Peachtree Parkway (right-of-way varies) if extended to form a point; thence along the north right-of-way line of Peachtree Corners Circle the following courses and distances: (1) South 61 degrees 56 minutes 43 seconds East 12.13 feet to a point, (2) South 61 degrees 56 minutes 43 seconds East 69.28 feet to a point, (3) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of South 79 degrees 17 minutes 09 seconds East 404.16 feet and a radius of 678.00 feet) 410.40 feet to a point, (4) North 83 degrees 22 minutes 24 seconds East 329.56 feet to a point, (5) North 83 degrees 22 minutes 24 seconds East 133.45 feet to a point, and (6) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 76 degrees 58 minutes 13 seconds East 136.61 feet and a radius of

612.50 feet) 136.89 feet to a point; thence leaving said right-of-way line, North 36 degrees 25 minutes 57 seconds West 6.68 feet to a point; thence North 63 degrees 50 minutes 31 seconds East 365.68 feet to the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING as thus established, thence North 26 degrees 16 minutes 43 seconds West 253.61 feet to a point; thence North 59 degrees 31 minutes 59 seconds East 191.10 feet to a point; thence South 30 degrees 14 minutes 46 seconds East 166.99 feet to a point; thence South 59 degrees 45 minutes 48 seconds West 85.77 feet to a point; thence South 30 degrees 13 minutes 45 seconds East 95.55 feet to an iron pin found; thence South 63 degrees 50 minutes 31 seconds West 123.16 feet to the TRUE POINT OF BEGINNING, said tract containing approximately 1.004 acres and being designated Tract Seven as shown on plat of ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, National Association and Commonwealth Land Title Insurance Company prepared by Precision Planning, Inc., bearing the seal and certification of Randall W. Dixon, Georgia Registered Land Surveyor No. 1678, dated June 1, 2010, last revised June 18, 2010.
TOGETHER WITH a non-exclusive right, title and interest in and to the easements appurtenant to the above described tract created in that certain Declaration of Reciprocal Easements dated April 30, 2003 by Lovey I. Stephens, recorded in Deed Book 38341, page 236, Gwinnett County, Georgia records (“Appurtenant Easement”).
Tract Eight — 0.154 acres (Peachtree Corners Circle)
ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 301 of the 6th District of Gwinnett County, Georgia, described as follows:
TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the north right-of-way line of Peachtree Corners Circle (right-of-way varies) with the west right-of-way line of Medlock Bridge Road (100 foot right-of-way) if said rights-of-way were extended to form a point; running thence South 63 degrees 35 minutes 41 seconds West 10.25 feet to a point on the south right-of-way line of Peachtree Corners Circle and the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING as thus established, running thence along the south right-of-way line of Peachtree Corners Circle the following courses and distances: (1) South 63 degrees 35 minutes 41 seconds West 653.83 feet to a point, and (2) along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of South 65 degrees 42 minutes 50 seconds West 103.64 feet and a radius of 612.50 feet) 103.77 feet to an iron pin set; thence, leaving said right-of-way line, North 36 degrees 25 minutes 57 seconds West 6.68 feet to an iron pin set; thence North 63 degrees 50 minutes 31 seconds East 488.84 feet to a 1/2-inch rebar found; thence North 63 degrees 48 minutes 44 seconds East 145.08 feet to a 1/2-inch rebar found; thence North 63 degrees 35 minutes 13 seconds East 136.14 feet to a 1/2-inch rebar found on the west right-of-way line of Medlock Bridge Road; thence along the mitered intersection of the north right-of-way line of Peachtree Corners Circle with the west right-of-way line of Medlock Bridge Road along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of South 29 degrees 30 minutes 35 seconds West 13.86 feet and a radius of 12.81 feet) 14.64 feet to the TRUE POINT OF BEGINNING, said tract containing approximately 0.154 acres and being designated Tract Eight on that certain ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, National Association and Commonwealth Land Title Insurance Company prepared by Precision Planning, Inc., bearing the seal and certification of Randall W. Dixon, Georgia Registered Land Surveyor No. 1678, dated June 1, 2010, last revised June 18, 2010.

EXHIBIT “B”
SUPPLEMENTAL TERMS
All capitalized terms used but not defined herein shall have the meaning assigned to such terms by the Security Deed.
(1)
SECURITY INTEREST. Grantor hereby grants and assigns to Bank a security interest, to secure payment and performance of all of the Obligations, in all of the following described personal property in which Grantor now or at any time hereafter has any interest (collectively, the “Collateral”):

All goods, building and other materials, supplies, inventory, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property and embedded software included therein and supporting information, wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use on (i) the land described in Exhibit “A-1” attached hereto or Exhibit “A” attached to the Security Deed or (ii) any existing or future improvements on the real property (which real property and improvements are collectively referred to herein as the “Subject Property”); together with all rents and security deposits derived from the Subject Property; all inventory, accounts, cash receipts, deposit accounts, accounts receivable, contract rights, licenses, agreements, general intangibles, payment intangibles, software, chattel paper (whether electronic or tangible), instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, proceeds of the sale of promissory notes, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the ownership, management, leasing, operation, sale or disposition of the Subject Property or any business now or hereafter conducted thereon by Grantor; all development rights and credits, and any and all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Subject Property; all water and water rights, wells and well rights, canals and canal rights, ditches and ditch rights, springs and spring rights, and reservoirs and reservoir rights appurtenant to or associated with the Subject Property, whether decreed or undecreed, tributary, non-tributary or not non-tributary, surface or underground or appropriated or unappropriated, and all shares of stock in water, ditch, lateral and canal companies, well permits and all other evidences of any of such rights; all deposits or other security now or hereafter made with or given to utility companies by Grantor with respect to the Subject Property; all advance payments of insurance premiums made by Grantor with respect to the Subject Property; all plans, drawings and specifications relating to the Subject Property; all loan funds held by Bank relating to the Subject Property, whether or not disbursed; all funds deposited with Bank pursuant to any loan agreement relating to the Subject Property; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Subject Property or any portion thereof; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all books, records and files relating to any of the foregoing.

(2)
REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that: (a) Grantor has, or will have, good title to the Collateral; (b) Grantor has not previously assigned or encumbered the Collateral, and no financing statement covering any of the Collateral has been delivered to any other person or entity; and (c) Grantor’s principal place of business is located in Fulton County, Georgia.

(3)
RIGHTS OF BANK. In addition to Bank’s rights as a “Secured Party” under the Georgia Uniform Commercial Code, as amended or recodified from time to time (“UCC”), Bank may, but shall not be obligated to, at any time without notice and at the expense of Grantor: (a) give notice to any person of Bank’s rights hereunder and during the existence of any uncured Default under the Security Deed enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Bank therein; (c) inspect the Collateral; and (d) during the existence of any uncured Default under the Security Deed endorse, collect and receive any right to payment of money owing to Grantor under or from the Collateral. Notwithstanding the above, in no event shall Bank be deemed to have accepted any property other than cash in satisfaction of any obligation of Grantor to Bank unless Bank shall make an express written election of said remedy under UCC Section 11-9-620, or other applicable law.

(4)	RIGHTS OF BANK ON DEFAULT. Upon the occurrence of a Default under the Security Deed, then in addition to all of Bank’s rights as a “Secured Party” under the UCC or otherwise at law:
(A)
Bank may (i) upon written notice, require Grantor to assemble any or all of the Collateral and make it available to Bank at a place designated by Bank; (ii) without prior notice, enter upon the Subject Property or other place where any of the Collateral may be located and take possession of, collect, sell, and dispose of any or all of the Collateral, and store the same at locations acceptable to Bank at Grantor’s expense; (iii) sell, assign and deliver at any place or in any lawful manner all or any part of the Collateral and bid and become the purchaser at any such sales; and

(B)
Bank may, for the account of Grantor and at Grantor’s expense: (i) operate, use, consume, sell or dispose of the Collateral as Bank deems appropriate for the purpose of performing any or all of the Obligations; (ii) enter into any agreement, compromise, or settlement, including insurance claims, which Bank may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Grantor in connection with or on account of any or all of the Collateral.

(C)
Notwithstanding any other provision hereof, Bank shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Grantor to Bank unless Grantor shall make an express written election of said remedy under UCC Section 11-9-620, or other applicable law.

(5)
POWER OF ATTORNEY. Grantor hereby irrevocably appoints Bank as Grantor’s attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact Bank may, without the obligation to do so, in Bank’s name, or in the name of Grantor, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Bank’s security interests and rights in or to any of the Collateral, and, upon a Default under the Security Deed, take any other action required of Grantor; provided, however, that Bank as such attorney-in-fact shall be accountable only for such funds as are actually received by Bank.

(6)
POSSESSION AND USE OF COLLATERAL. Except as otherwise provided in the Security Deed or the other Loan Documents, so long as no Default exists under the Security Deed or any of the Loan Documents, Grantor may possess, use, move, transfer or dispose of any of the Collateral in the ordinary course of Grantor’s business and in accordance with the Loan Documents.